UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

CYTOMEDIX, INC.
(Exact name of registrant as it appears in its charter)

Delaware	001-32518	23-3011702
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

416 Hungerford Drive, Suite 330
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

240-499-2680
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On October 17, 2006, Cytomedix, Inc. issued the press release attached as Exhibit 99.1 announcing that the Food and Drug Administration’s Center for Biologics Evaluation and Research has turned down Cytomedix’s claim that AutoloGelTM is substantially equivalent to predicate devices, as asserted in Cytomedix’s 510(K) Pre-Market Notification. Cytomedix also announced that the Food and Drug Administration has offered Cytomedix the opportunity to have the decision reconsidered as part of its established appeals process and that Cytomedix will proceed with an appeal immediately.

Cytomedix will hold a conference call and webcast with members of the investment community at 4:00 p.m., eastern time Tuesday, October 17, 2006, to discuss this matter. To participate in the call, interested parties should dial 1-877-407-9205 approximately ten minutes before the conference call is scheduled to begin. International callers should dial 201-689-8054. Callers should hold for the operator and reference the Cytomedix conference call. The conference call will be archived until November 17, 2006. To access the archived conference call, callers in the U.S. and Canada should dial 1-877-660-6853 (international callers should dial 201-612-7415), and all callers should use account #286 and pass code ID #217628. The teleconference can also be accessed by means of a live audio webcast on Cytomedix’s website at http://www.cytomedix.com and will be archived for replay.

The information furnished in Items 7.01 and 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following Exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Press Release of Cytomedix, Inc., dated October 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMEDIX, INC.

By:	/s/ Kshitij Mohan
Kshitij Mohan Chief Executive Officer

Date: October 17, 2006